Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2013

DARIEN, Conn.--(BUSINESS WIRE)--November 1, 2013--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Third Quarter Highlights

  Reported diluted earnings per common share (EPS) of $1.16; adjusted diluted EPS of $1.19, a 65.3% increase in adjusted diluted EPS and a 48.6% increase in adjusted diluted EPS normalizing for the impact of the 2013 short line tax credit. (1)
  Total operating revenues increased 80.2% to $401.4 million.
  Combined Company adjusted operating revenues, excluding revenues from fuel sales to third parties and the net impact from foreign currency depreciation, increased 10.7%. (2)
    To provide comparative context for 2013 consolidated revenues and traffic volumes, G&W is providing “Combined Company” comparisons as though the RailAmerica railroads were owned by G&W during 2012. In doing so, G&W has reclassified RailAmerica's 2012 information to conform with G&W's presentation.
  Adjusted income from operations increased 89.2% to $105.2 million; Reported income from operations increased 92.4% to $101.7 million. (3)
  Adjusted operating ratio improved 120 basis points to 73.8% (excluding the depreciation and amortization expense adjustment related to the six months ended June 30, 2013 resulting from the finalization of G&W's allocation of fair values to RailAmerica's assets and liabilities, RailAmerica integration costs, expense related to the 2011 Edith River derailment, gain on insurance recoveries associated with the Edith River derailment and net gain on the sale of assets); Reported operating ratio increased 160 basis points to 74.7% (75.9% North American & European Operations; 70.0% Australian Operations). (3)

Jack Hellmann, President and CEO of G&W commented, "The third quarter of 2013 was the third reporting period in which G&W’s consolidated results included the former RailAmerica railroads. The combined business continued to perform well with Combined Company adjusted operating revenues up 11%, corporate overhead cost synergies now fully achieved, and G&W's adjusted diluted earnings per share up 49% in the third quarter.”

“During the third quarter, we began hiring and training new crews at several of the former RailAmerica railroads to support our traffic growth, which was up 6.8% in the third quarter on a Combined Company basis. We also elected to incur one-time expenses to upgrade facilities, equipment and track at many of these same railroads to meet G&W safety and operating standards. As a result of these costs, and the finalization of our purchase accounting for RailAmerica, our adjusted operating ratio of 73.8% was around 1.3 percentage points higher than our third quarter target. Meanwhile, in Australia, our operations continued to perform well with a third quarter operating ratio of 70.0%, in line with expectations.”

“As we enter the fourth quarter, our business remains strong and we are actively working on new business development opportunities in both North America and Australia. In addition, the acquisition market is active in multiple geographies and we will continue to pursue the right opportunities at the appropriate valuations.”

Financial Results

G&W reported net income in the third quarter of 2013 of $66.2 million, compared with a net loss of $19.6 million in the third quarter of 2012. Excluding the net impact of certain significant items discussed below, G&W's adjusted net income in the third quarter of 2013 was $68.4 million, compared with adjusted net income of $32.0 million in the third quarter of 2012. (1)

G&W's reported diluted EPS in the third quarter of 2013 were $1.16 with 56.7 million weighted average shares outstanding, compared with diluted loss per common share in the third quarter of 2012 of $0.47 with 41.7 million weighted average shares outstanding. Excluding the net impact of significant items discussed below, G&W's adjusted diluted EPS in the third quarter of 2013 were $1.19 with 56.7 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2012 of $0.72 with 44.2 million weighted average shares outstanding. (1)

G&W's effective tax rate was 25.1% in the third quarter of 2013. The lower tax rate in the third quarter of 2013 was driven primarily by the extension of the Short Line Tax Credit on January 2, 2013, which had previously expired on December 31, 2011.

In the third quarter of 2013 and 2012, G&W's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net (Loss)/Income Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended September 30, 2013
Adjustment to D&A expense for final allocation of fair values to RA's assets and liabilities (6 mos.)	$(2.0)	$(1.3)	$(0.02)
RailAmerica integration costs	$(2.0)	$(1.3)	$(0.02)
Edith River derailment expense	$(1.6)	$(1.1)	$(0.02)
Edith River insurance recovery	$1.5	$1.0	$0.02
Net gain on sale of assets	$0.7	$0.5	$0.01

Three Months Ended September 30, 2012
Contingent forward sale contract mark-to-market expense	$(50.1)	$(50.1)	$(1.16)
RailAmerica acquisition-related costs	$(5.2)	$(3.1)	$(0.07)
Other business/corporate development costs	$(0.6)	$(0.4)	$(0.01)
Net gain on sale of assets	$3.0	$2.0	$0.05

Explanation of Significant Items

In the third quarter of 2013, G&W finalized its allocation of fair values to RailAmerica's assets and liabilities, which resulted in additional annualized depreciation and amortization expense of approximately $4.0 million, of which $3.0 million was recorded in the third quarter of 2013. Of the $3.0 million recorded in the third quarter of 2013, $2.0 million does not relate to the current period, and, accordingly, it has been included as an adjustment to our third quarter results. G&W's third quarter 2013 results also included RailAmerica integration costs of $2.0 million, primarily associated with employee severance arrangements, $1.6 million expense associated with the 2011 Edith River derailment, partially offset by a $1.5 million insurance recovery related to the Edith River derailment and net gain on sale of assets of $0.7 million. In the third quarter of 2012, G&W recorded a one-time non-cash $50.1 million mark-to-market loss and corresponding liability on the forward sale contract with Carlyle Partners V, L.P. (together with its affiliates, Carlyle), RailAmerica acquisition-related costs of $5.2 million and other business/corporate development costs of $0.6 million, partially offset by net gain on sale of assets of $3.0 million.

Results from Continuing Operations

In the third quarter of 2013, G&W's total operating revenues increased $178.6 million, or 80.2%, to $401.4 million, compared with $222.7 million in the third quarter of 2012. The increase included $160.5 million in revenues from new operations, partially offset by an $8.8 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W's same railroad operating revenues, which exclude former RailAmerica railroads, increased $27.0 million, or 12.1%.

G&W's same railroad freight revenues in the third quarter of 2013 were $179.0 million, compared with $160.6 million in the third quarter of 2012. Excluding $6.7 million from the impact of foreign currency depreciation, G&W's same railroad freight revenues increased by $25.1 million, or 15.6%.

G&W's same railroad non-freight revenues in the third quarter of 2013 were $61.9 million, compared with $62.1 million in the third quarter of 2012. Excluding a $2.1 million decrease from the net impact of foreign currency depreciation, G&W's same railroad non-freight revenues increased by $1.8 million, or 3.0%, primarily due to increased switching revenues, partially offset by a $1.3 million decrease in third-party fuel sales. G&W sold its third-party fuel operation in South Australia in the third quarter of 2012.

In the third quarter of 2013, Combined Company adjusted operating revenues increased $38.9 million, or 10.7%, to $401.4 million. This increase excludes a $9.5 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar and a $1.3 million decrease in third-party fuel sales. Excluding $7.1 million from the impact of foreign currency depreciation, the Combined Company adjusted freight revenues increased by $34.5 million, or 13.1%, to $298.9 million in the third quarter of 2013. Excluding a $2.4 million decrease from the net impact of foreign currency depreciation and a $1.3 million decrease in third-party fuel sales primarily due to the sale of our third-party fuel operation, Combined Company adjusted non-freight revenues increased by $4.4 million, or 4.5%, to $102.5 million in the third quarter of 2013. (2)

G&W's traffic in the third quarter of 2013 was 482,823 carloads. On a Combined Company basis, traffic increased 30,630 carloads, or 6.8%, compared with traffic in the third quarter of 2012. The traffic increase was principally due to increases of 5,944 carloads of metals traffic (primarily in the Southern and Northeast regions), 5,303 carloads of metallic ores traffic (primarily in the Australian Region), 4,825 carloads of petroleum products traffic (primarily the Pacific and Southern regions), 3,645 carloads of agricultural products traffic (primarily in the Australian Region) and 3,237 carloads of other traffic (primarily in the Central Region), partially offset by a decrease of 3,947 carloads of coal and coke traffic (primarily in the Mountain West Region). All remaining traffic increased by a net 11,623 carloads.

G&W's income from operations in the third quarter of 2013 was $101.7 million, compared with $52.9 million in the third quarter of 2012. G&W's operating ratio in the third quarter of 2013 was 74.7%, compared with an operating ratio of 76.3% in the third quarter of 2012. Income from operations in the third quarter of 2013 included $2.0 million of depreciation and amortization expense not related to the current period resulting from the finalization of G&W's allocation of fair values to RailAmerica's assets and liabilities, $2.0 million of RailAmerica integration costs and $1.6 million of expense associated with the 2011 Edith River derailment, partially offset by a $1.5 million insurance recovery related to the Edith River derailment and a $0.7 million net gain on the sale of assets. In the third quarter of 2012, income from operations included $5.2 million of RailAmerica acquisition-related costs and $0.6 million of other business/corporate development costs partially offset by a $3.0 million gain on the sale of assets. Excluding these items, G&W's adjusted income from operations increased $49.6 million, or 89.2%, to $105.2 million. G&W's adjusted operating ratio improved 120 basis points to 73.8% in the third quarter of 2013, compared with 75.0% in the third quarter of 2012. (3)

Free Cash Flow from Continuing Operations (4)

	Nine Months Ended
	2013	2012
Net cash provided by operating activities	$278.7	$169.5
Net cash used in investing activities, excluding new business investments	(110.8)	(52.1)
Net cash used for acquisitions	11.3	0.8
Free cash flow before new business investments	179.2	118.3
New business investments	(31.8)	(80.3)
Free cash flow (4)	$147.4	$38.0

G&W's free cash flow from continuing operations for the nine months ended September 30, 2013 and 2012 was $147.4 million and $38.0 million, respectively. (4)

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the third quarter will be held on Friday, November 1, 2013, at 11:00 am EDT. The dial-in number for the teleconference in the U.S. is (877) 209-9922; outside the U.S. is (612) 332-1210, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting "Third Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available at gwrr.com/investors at approximately 10:00 am EDT on November 1, 2013. The webcast will be archived at www.gwrr.com/investors, until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1:00 p.m. EDT on November 1 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 277584.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 111 railroads organized in 11 regions, with nearly 15,000 miles of owned and leased track, 4,600 employees and over 2,000 customers. We provide rail service at 35 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "could," "should," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; susceptibility to the risks of doing business in foreign countries; our success integrating RailAmerica railroads into our operations and our ability to realize the expected synergies associated with the acquisition of RailAmerica; and others including, but not limited to, those noted in our 2012 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted net income and adjusted diluted earnings per common share are non-GAAP financial measures and are not intended to replace the net income/(loss) and diluted earnings/(loss) per common share calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net income/(loss) and diluted earnings/(loss) per common share calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

2. To provide comparative context for 2013 consolidated operating revenues and traffic volumes, G&W is providing “Combined Company” comparisons for those items as though the RailAmerica railroads were owned by G&W during 2012. In doing so, G&W has amended RailAmerica's 2012 information to conform with G&W's reporting methodology. Combined Company operating revenues include both RailAmerica and G&W operating revenues for the third quarter of 2012. Combined Company adjusted operating revenues exclude revenues from fuel sales to third parties and the net impact from foreign currency depreciation. The Combined Company adjusted operating revenues described above is a non-GAAP financial measure and is not intended to replace operating revenues, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating revenues calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

3. Adjusted income from operations and adjusted operating ratios are non-GAAP financial measures and are not intended to replace income from operations and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to income from operations and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

4. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2013	2012	2013	2012
OPERATING REVENUES		$401,388	$222,745	$1,177,337	$647,600
OPERATING EXPENSES		299,647	169,870	891,979	490,938
INCOME FROM OPERATIONS		101,741	52,875	285,358	156,662
INTEREST INCOME		992	928	2,985	2,759
INTEREST EXPENSE		(16,029)	(8,814)	(53,352)	(26,052)
CONTINGENT FORWARD SALE CONTRACT MARK- TO-MARKET EXPENSE		—	(50,106)	—	(50,106)
OTHER INCOME, NET		1,786	853	1,589	1,852
INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		88,490	(4,264)	236,580	85,115
PROVISION FOR INCOME TAXES		(22,240)	(15,303)	(22,534)	(46,051)
INCOME/(LOSS) FROM CONTINUING OPERATIONS		66,250	(19,567)	214,046	39,064
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX		(25)	—	(43)	(27)
NET INCOME/(LOSS)		66,225	(19,567)	214,003	39,037
LESS:	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	538	—	984	—
LESS:	SERIES A-1 PREFERRED STOCK DIVIDEND	—	—	2,139	—
NET INCOME/(LOSS) AVAILABLE TO COMMON STOCKHOLDERS		$65,687	$(19,567)	$210,880	$39,037
BASIC EARNINGS/(LOSS) PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS/(LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS		$1.20	$(0.47)	$3.94	$0.96
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS		—	—	—	—
BASIC EARNINGS/(LOSS) PER COMMON SHARE		$1.20	$(0.47)	$3.94	$0.95
WEIGHTED AVERAGE SHARES - BASIC		54,626	41,682	53,475	40,888
DILUTED EARNINGS/(LOSS) PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS/(LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS		$1.16	$(0.47)	$3.76	$0.90
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS		—	—	—	—
DILUTED EARNINGS/(LOSS) PER COMMON SHARE		$1.16	$(0.47)	$3.76	$0.90
WEIGHTED AVERAGE SHARES - DILUTED		56,738	41,682	56,637	43,471

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012
(in thousands)
(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,954	$64,772
Accounts receivable, net	313,282	262,949
Materials and supplies	31,256	32,389
Prepaid expenses and other	63,690	33,586
Deferred income tax assets, net	72,037	71,556
Total current assets	512,219	465,252
PROPERTY AND EQUIPMENT, net	3,424,680	3,396,295
GOODWILL	635,531	634,953
INTANGIBLE ASSETS, net	620,750	670,206
DEFERRED INCOME TAX ASSETS, net	2,494	2,396
OTHER ASSETS, net	77,052	57,013
Total assets	$5,272,726	$5,226,115
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$81,128	$87,569
Accounts payable	220,518	232,121
Accrued expenses	115,313	93,971
Deferred income tax liabilities, net	1,077	3,083
Total current liabilities	418,036	416,744
LONG-TERM DEBT, less current portion	1,586,188	1,770,566
DEFERRED INCOME TAX LIABILITIES, net	850,576	862,734
DEFERRED ITEMS - grants from outside parties	256,987	228,579
OTHER LONG-TERM LIABILITIES	56,947	47,506
SERIES A-1 PREFERRED STOCK	—	399,524
TOTAL EQUITY	2,103,992	1,500,462
Total liabilities and equity	$5,272,726	$5,226,115

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)
(unaudited)
	Nine Months Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$214,003	$39,037
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	43	27
Depreciation and amortization	105,718	54,947
Compensation cost related to equity awards	13,620	5,763
Excess tax benefits from share-based compensation	(7,487)	(2,842)
Deferred income taxes	622	29,735
Net gain on sale of assets	(3,419)	(10,447)
Gain on insurance recoveries	(1,465)	(5,186)
Insurance proceeds received	10,353	21,479
Contingent forward sale contract mark-to-market expense	—	50,106
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(42,607)	(2,110)
Materials and supplies	(1,105)	(1,063)
Prepaid expenses and other	(9,910)	(3,081)
Accounts payable and accrued expenses	(8,178)	(10,232)
Other assets and liabilities, net	8,538	3,405
Net cash provided by operating activities from continuing operations	278,726	169,538
Net cash used in operating activities from discontinued operations	(43)	(27)
Net cash provided by operating activities	278,683	169,511
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(170,435)	(170,529)
Grant proceeds from outside parties	23,878	24,929
Cash paid for acquisitions, net of cash acquired	—	(837)
Insurance proceeds for the replacement of assets	—	370
Proceeds from disposition of property and equipment	3,954	13,673
Net cash used in investing activities from continuing operations	(142,603)	(132,394)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(388,018)	(215,439)
Proceeds from issuance of long-term debt	215,443	196,480
Debt amendment costs	(1,880)	—
Net proceeds from Class A common stock issuance	—	234,361
Net proceeds from TEU issuance	—	222,856
Proceeds from employee stock purchases	11,026	12,088
Treasury stock purchases	(10,941)	(1,770)
Dividends paid on Series A-1 Preferred Stock	(2,139)	—
Excess tax benefits from share-based compensation	7,487	2,842
Net cash (used in) provided by financing activities from continuing operations	(169,022)	451,418
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	124	227
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(32,818)	488,762
CASH AND CASH EQUIVALENTS, beginning of period	64,772	27,269
CASH AND CASH EQUIVALENTS, end of period	$31,954	$516,031

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2013		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$298,911	74.5%	$160,639	72.1%
Non-freight	102,477	25.5%	62,106	27.9%
Total revenues	$401,388	100.0%	$222,745	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$110,609	27.7%	$64,022	28.8%
Equipment rents	20,457	5.1%	9,289	4.2%
Purchased services	32,614	8.1%	20,981	9.4%
Depreciation and amortization	37,334	9.3%	18,980	8.5%
Diesel fuel used in operations	35,660	8.9%	21,511	9.7%
Diesel fuel sold to third parties	11	—%	1,359	0.6%
Casualties and insurance	10,439	2.6%	6,237	2.8%
Materials	19,364	4.8%	6,241	2.8%
Trackage rights	13,430	3.3%	7,391	3.3%
Net gain on sale of assets	(703)	(0.2)%	(3,018)	(1.4)%
Gain on insurance recoveries	(1,465)	(0.4)%	—	—%
Other expenses	19,887	5.0%	11,676	5.3%
RailAmerica acquisition-related costs	—	—%	5,201	2.3%
RailAmerica integration costs	2,010	0.5%	—	—%
Total operating expenses	$299,647	74.7%	$169,870	76.3%

Functional Classification
Transportation	$112,356	28.0%	$68,979	31.0%
Maintenance of ways and structures	43,250	10.8%	22,292	10.0%
Maintenance of equipment	42,049	10.5%	23,151	10.4%
Diesel fuel sold to third parties	11	—%	1,359	0.6%
General and administrative	53,948	13.5%	32,926	14.9%
Construction costs	10,857	2.7%	—	—%
RailAmerica acquisition-related costs	—	—%	5,201	2.3%
RailAmerica integration costs	2,010	0.5%	—	—%
Net gain on sale of assets	(703)	(0.2)%	(3,018)	(1.4)%
Gain on insurance recoveries	(1,465)	(0.4)%	—	—%
Depreciation and amortization	37,334	9.3%	18,980	8.5%
Total operating expenses	$299,647	74.7%	$169,870	76.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended September 30, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$233,285	73.1%	$65,626	79.7%	$298,911	74.5%
Non-freight	85,794	26.9%	16,672	20.3%	102,466	25.5%
Fuel sales to third parties	—	—%	11	—%	11	—%
Total revenues	319,079	100.0%	82,309	100.0%	401,388	100.0%
Operating expenses
Labor and benefits	94,310	29.6%	16,299	19.8%	110,609	27.7%
Equipment rents	17,706	5.5%	2,751	3.4%	20,457	5.1%
Purchased services	19,322	6.1%	13,292	16.2%	32,614	8.1%
Depreciation and amortization	30,704	9.6%	6,630	8.1%	37,334	9.3%
Diesel fuel used in operations	27,720	8.7%	7,940	9.7%	35,660	8.9%
Diesel fuel sold to third parties	—	—%	11	—%	11	—%
Casualties and insurance	6,671	2.1%	3,768	4.6%	10,439	2.6%
Materials	18,830	5.9%	534	0.6%	19,364	4.8%
Trackage rights	7,383	2.3%	6,047	7.3%	13,430	3.3%
Net gain on sale of assets	(661)	(0.2)%	(42)	(0.1)%	(703)	(0.2)%
Gain on insurance recoveries	—	—%	(1,465)	(1.8)%	(1,465)	(0.4)%
Other expenses	18,060	5.7%	1,827	2.2%	19,887	5.0%
RailAmerica integration costs	2,010	0.6%	—	—%	2,010	0.5%
Total operating expenses	242,055	75.9%	57,592	70.0%	299,647	74.7%
Income from operations	$77,024		$24,717		$101,741
Carloads	422,770		60,053		482,823
Net expenditures for additions to property & equipment	$31,277		$8,954		$40,231
Three Months Ended September 30, 2012	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$107,567	71.6%	$53,072	73.3%	$160,639	72.1%
Non-freight	42,756	28.4%	18,011	24.9%	60,767	27.3%
Fuel sales to third parties	—	—%	1,339	1.8%	1,339	0.6%
Total revenues	150,323	100.0%	72,422	100.0%	222,745	100.0%
Operating expenses
Labor and benefits	48,880	32.5%	15,142	20.9%	64,022	28.8%
Equipment rents	6,716	4.5%	2,573	3.6%	9,289	4.2%
Purchased services	6,753	4.5%	14,228	19.6%	20,981	9.4%
Depreciation and amortization	12,495	8.3%	6,485	9.0%	18,980	8.5%
Diesel fuel used in operations	13,632	9.1%	7,879	10.9%	21,511	9.7%
Diesel fuel sold to third parties	—	—%	1,359	1.9%	1,359	0.6%
Casualties and insurance	4,295	2.8%	1,942	2.7%	6,237	2.8%
Materials	5,706	3.8%	535	0.7%	6,241	2.8%
Trackage rights	4,784	3.2%	2,607	3.5%	7,391	3.3%
Net gain on sale of assets	(1,081)	(0.7)%	(1,937)	(2.7)%	(3,018)	(1.4)%
Other expenses	9,371	6.2%	2,305	3.2%	11,676	5.3%
RailAmerica acquisition-related costs	5,201	3.5%	—	—%	5,201	2.3%
Total operating expenses	116,752	77.7%	53,118	73.3%	169,870	76.3%
Income from operations	$33,571		$19,304		$52,875
Carloads	192,168		50,615		242,783
Net expenditures for additions to property & equipment	$24,023		$33,320		$57,343

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$20,440	40,188	$509	$9,146	13,897	$658	29,586	54,085	$547
Metallic Ores **	3,765	4,780	788	28,596	14,632	1,954	32,361	19,412	1,667
Chemicals & Plastics	32,918	40,796	807	—	—	—	32,918	40,796	807
Metals	33,905	46,562	728	—	—	—	33,905	46,562	728
Pulp & Paper	29,861	44,630	669	—	—	—	29,861	44,630	669
Coal & Coke	28,733	84,635	339	—	—	—	28,733	84,635	339
Minerals & Stone	22,835	43,923	520	2,245	14,209	158	25,080	58,132	431
Intermodal*	298	2,777	107	25,247	17,236	1,465	25,545	20,013	1,276
Lumber & Forest Products	19,654	33,143	593	—	—	—	19,654	33,143	593
Petroleum Products	14,783	25,566	578	392	79	4,962	15,175	25,645	592
Food or Kindred Products	7,854	13,476	583	—	—	—	7,854	13,476	583
Waste	6,303	12,048	523	—	—	—	6,303	12,048	523
Autos & Auto Parts	6,484	9,024	719	—	—	—	6,484	9,024	719
Other	5,452	21,222	257	—	—	—	5,452	21,222	257
Totals	$233,285	422,770	$552	$65,626	60,053	$1,093	$298,911	482,823	$619
Three Months Ended September 30, 2012	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$4,266	9,841	$433	$9,057	10,450	$867	13,323	20,291	$657
Metallic Ores **	3,130	3,119	1,004	14,987	8,588	1,745	18,117	11,707	1,548
Chemicals & Plastics	13,550	17,114	792	—	—	—	13,550	17,114	792
Metals	14,532	22,077	658	—	—	—	14,532	22,077	658
Pulp & Paper	17,169	27,213	631	—	—	—	17,169	27,213	631
Coal & Coke	21,554	52,978	407	—	—	—	21,554	52,978	407
Minerals & Stone	9,022	18,063	499	3,069	14,780	208	12,091	32,843	368
Intermodal*	120	1,056	114	25,386	16,698	1,520	25,506	17,754	1,437
Lumber & Forest Products	9,191	18,596	494	—	—	—	9,191	18,596	494
Petroleum Products	5,420	6,605	821	573	99	5,788	5,993	6,704	894
Food or Kindred Products	1,470	3,007	489	—	—	—	1,470	3,007	489
Waste	3,713	5,612	662	—	—	—	3,713	5,612	662
Autos & Auto Parts	2,131	2,574	828	—	—	—	2,131	2,574	828
Other	2,299	4,313	533	—	—	—	2,299	4,313	533
Totals	$107,567	192,168	$560	$53,072	50,615	$1,049	$160,639	242,783	$662
* Represents intermodal units
** Includes carload and intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2013		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$879,864	74.8%	$459,399	70.9%
Non-freight	297,473	25.2%	188,201	29.1%
Total revenues	$1,177,337	100.0%	$647,600	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$329,696	28.0%	$191,145	29.5%
Equipment rents	58,158	5.0%	28,073	4.3%
Purchased services	91,761	7.8%	58,331	9.0%
Depreciation and amortization	105,718	9.0%	54,947	8.5%
Diesel fuel used in operations	109,539	9.3%	64,643	10.0%
Diesel fuel sold to third parties	362	—%	10,460	1.6%
Casualties and insurance	28,433	2.4%	17,727	2.7%
Materials	61,928	5.3%	19,131	3.0%
Trackage rights	37,057	3.1%	21,807	3.4%
Net gain on sale of assets	(3,419)	(0.3)%	(10,447)	(1.6)%
Gain on insurance recoveries	(1,465)	(0.1)%	(5,186)	(0.8)%
Other expenses	58,471	5.0%	34,306	5.3%
RailAmerica acquisition-related costs	—	—%	6,001	0.9%
RailAmerica integration costs	15,740	1.3%	—	—%
Total operating expenses	$891,979	75.8%	$490,938	75.8%

Functional Classification
Transportation	$331,508	28.2%	$203,371	31.4%
Maintenance of ways and structures	123,527	10.5%	66,096	10.2%
Maintenance of equipment	123,587	10.5%	68,611	10.6%
Diesel fuel sold to third parties	362	—%	10,460	1.6%
General and administrative	165,074	14.0%	97,085	15.0%
Construction costs	31,347	2.7%	—	—%
RailAmerica acquisition-related costs	—	—%	6,001	0.9%
RailAmerica integration costs	15,740	1.3%	—	—%
Net gain on sale of assets	(3,419)	(0.3)%	(10,447)	(1.6)%
Gain on insurance recoveries	(1,465)	(0.1)%	(5,186)	(0.8)%
Depreciation and amortization	105,718	9.0%	54,947	8.5%
Total operating expenses	$891,979	75.8%	$490,938	75.8%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Nine Months Ended September 30, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$687,127	73.5%	$192,737	79.7%	$879,864	74.8%
Non-freight	248,263	26.5%	48,830	20.2%	297,093	25.2%
Fuel sales to third parties	—	—%	380	0.1%	380	—%
Total revenues	935,390	100.0%	241,947	100.0%	1,177,337	100.0%
Operating expenses
Labor and benefits	279,095	29.8%	50,601	20.9%	329,696	28.0%
Equipment rents	50,174	5.4%	7,984	3.3%	58,158	5.0%
Purchased services	52,819	5.6%	38,942	16.1%	91,761	7.8%
Depreciation and amortization	85,503	9.1%	20,215	8.4%	105,718	9.0%
Diesel fuel used in operations	86,281	9.2%	23,258	9.6%	109,539	9.3%
Diesel fuel sold to third parties	—	—%	362	0.2%	362	—%
Casualties and insurance	20,246	2.2%	8,187	3.4%	28,433	2.4%
Materials	60,201	6.4%	1,727	0.7%	61,928	5.3%
Trackage rights	21,379	2.3%	15,678	6.5%	37,057	3.1%
Net gain on sale of assets	(3,029)	(0.3)%	(390)	(0.2)%	(3,419)	(0.3)%
Gain on insurance recoveries	—	—%	(1,465)	(0.6)%	(1,465)	(0.1)%
Other expenses	53,041	5.7%	5,430	2.2%	58,471	5.0%
RailAmerica acquisition-related costs	—	—%	—	—%	—	—%
RailAmerica integration costs	15,740	1.7%	—	—%	15,740	1.3%
Total operating expenses	721,450	77.1%	170,529	70.5%	891,979	75.8%
Income from operations	$213,940		$71,418		$285,358
Carloads	1,234,847		179,259		1,414,106
Net expenditures for additions to property & equipment	$105,203		$41,354		$146,557

Nine Months Ended September 30, 2012	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$311,611	70.9%	$147,788	71.0%	$459,399	70.9%
Non-freight	127,840	29.1%	49,398	23.7%	177,238	27.4%
Fuel sales to third parties	—	—%	10,963	5.3%	10,963	1.7%
Total revenues	439,451	100.0%	208,149	100.0%	647,600	100.0%
Operating expenses
Labor and benefits	147,251	33.5%	43,894	21.1%	191,145	29.5%
Equipment rents	19,744	4.5%	8,329	4.0%	28,073	4.3%
Purchased services	19,489	4.4%	38,842	18.7%	58,331	9.0%
Depreciation and amortization	37,354	8.5%	17,593	8.5%	54,947	8.5%
Diesel fuel used in operations	41,858	9.5%	22,785	11.0%	64,643	10.0%
Diesel fuel sold to third parties	—	—%	10,460	5.0%	10,460	1.6%
Casualties and insurance	11,657	2.7%	6,070	2.9%	17,727	2.7%
Materials	17,858	4.1%	1,273	0.6%	19,131	3.0%
Trackage rights	13,803	3.1%	8,004	3.8%	21,807	3.4%
Net gain on sale of assets	(8,376)	(1.9)%	(2,071)	(1.0)%	(10,447)	(1.6)%
Gain on insurance recoveries	—	—%	(5,186)	(2.5)%	(5,186)	(0.8)%
Other expenses	28,030	6.4%	6,276	3.0%	34,306	5.3%
RailAmerica acquisition-related costs	6,001	1.4%	—	—%	6,001	0.9%
Total operating expenses	334,669	76.2%	156,269	75.1%	490,938	75.8%
Income from operations	$104,782		$51,880		$156,662
Carloads	543,021		154,255		697,276
Net expenditures for additions to property & equipment	$50,761		$94,839		$145,600

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$66,197	130,722	$506	$31,653	48,291	$655	97,850	179,013	$547
Metallic Ores **	11,933	14,898	801	79,509	36,705	2,166	91,442	51,603	1,772
Chemicals & Plastics	98,267	124,035	792	—	—	—	98,267	124,035	792
Metals	96,252	133,000	724	—	—	—	96,252	133,000	724
Pulp & Paper	83,597	126,780	659	—	—	—	83,597	126,780	659
Coal & Coke	81,956	240,540	341	—	—	—	81,956	240,540	341
Minerals & Stone	65,505	122,938	533	8,325	46,138	180	73,830	169,076	437
Intermodal*	653	6,114	107	71,908	47,905	1,501	72,561	54,019	1,343
Lumber & Forest Products	59,835	101,274	591	—	—	—	59,835	101,274	591
Petroleum Products	47,424	80,928	586	1,342	220	6,100	48,766	81,148	601
Food or Kindred Products	23,375	40,168	582	—	—	—	23,375	40,168	582
Waste	17,204	32,167	535	—	—	—	17,204	32,167	535
Autos & Auto Parts	19,667	26,998	728	—	—	—	19,667	26,998	728
Other	15,262	54,285	281	—	—	—	15,262	54,285	281
Totals	$687,127	1,234,847	$556	$192,737	179,259	$1,075	$879,864	1,414,106	$622
Nine Months Ended September 30, 2012	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$16,411	34,642	$474	$31,670	43,426	$729	48,081	78,068	$616
Metallic Ores **	8,076	8,531	947	38,347	21,411	1,791	46,423	29,942	1,550
Chemicals & Plastics	41,786	52,070	802	—	—	—	41,786	52,070	802
Metals	46,718	72,604	643	—	—	—	46,718	72,604	643
Pulp & Paper	49,054	75,610	649	—	—	—	49,054	75,610	649
Coal & Coke	53,358	127,033	420	—	—	—	53,358	127,033	420
Minerals & Stone	27,978	54,038	518	8,884	44,575	199	36,862	98,613	374
Intermodal*	382	3,400	112	66,913	44,520	1,503	67,295	47,920	1,404
Lumber & Forest Products	25,697	52,122	493	—	—	—	25,697	52,122	493
Petroleum Products	16,535	18,935	873	1,974	323	6,111	18,509	19,258	961
Food or Kindred Products	3,802	7,984	476	—	—	—	3,802	7,984	476
Waste	9,793	15,697	624	—	—	—	9,793	15,697	624
Autos & Auto Parts	6,306	7,526	838	—	—	—	6,306	7,526	838
Other	5,715	12,829	445	—	—	—	5,715	12,829	445
Totals	$311,611	543,021	$574	$147,788	154,255	$958	$459,399	697,276	$659
* Represents intermodal units
** Includes carload and intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Combined Company Adjusted Operating Revenues, Adjusted Income from Operations, Adjusted Operating Ratios and Free Cash Flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Item 10(e) of the Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Management views Net Income/(Loss) and Diluted Earnings/(Loss) Per Common Share as important measures of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results, the Net Income and Diluted Earnings Per Common Share for the three months ended September 30, 2013 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Common Share are presented excluding the adjustment to depreciation and amortization expense related to the six months ended June 30, 2013 for the final allocation of fair values to RailAmerica's assets and liabilities, RailAmerica integration costs, expense associated with the 2011 Edith River derailment, an insurance recovery related to the Edith River derailment and net gain on sale of assets and are further adjusted to exclude the third quarter of 2013 short line tax credit. The Net Loss and Diluted Loss Per Common Share for the three months ended September 30, 2012 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Common Share, are presented excluding the contingent forward sale contract mark-to-market expense, RailAmerica acquisition-related costs, other business/corporate development costs and net gain on sale of assets. The Adjusted Net Income and Adjusted Diluted Earnings Per Common Share excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Net Income/(Loss) and Diluted Earnings/(Loss) Per Common Share calculated using amounts in accordance with GAAP. Adjusted Net Income and Adjusted Diluted Earnings Per Common Share amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of Net Income/(Loss) and Diluted Earnings/(Loss) Per Common Share calculated using amounts determined in accordance with GAAP to the Adjusted Net Income and Adjusted Diluted Earnings Per Common Share described above (in millions, except per share amounts):

Three Months Ended September 30, 2013	Net Income/(Loss)	Diluted Shares	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$66.2	56.7	$1.16
Add back certain items, net of tax:
Adjustment to D&A expense for final allocation of fair values to RA's assets and liabilities (6 mos.)	1.3	—	0.02
RailAmerica integration costs	1.3	—	0.02
Edith River derailment expense	1.1	—	0.02
Edith River insurance recovery	(1.0)	—	(0.02)
Net gain on sale of assets	(0.5)	—	(0.01)
Adjusted net income	$68.4	56.7	$1.19
Q3 impact of 2013 short line tax credit	(6.8)	—	(0.12)
Adjusted net income (excluding Q3 short line tax credit)	$61.6	56.7	$1.07

Three Months Ended September 30, 2012	Net (Loss)/Income	Diluted Shares		Diluted (Loss)/Earnings Per Common Share Impact
As reported	$(19.6)	41.7		$(0.47)
Add back certain items, net of tax:
Contingent forward sale contract mark-to-market expense	50.1	2.5	(a)	1.16
RailAmerica acquisition-related costs	3.1	—		0.07
Other business/corporate development costs	0.4	—		0.01
Net gain on sale of assets	(2.0)	—		(0.05)
Adjusted net income	$32.0	44.2		$0.72

(a) There is no effect of Class B shares outstanding or unvested equity awards in the calculation of diluted loss per common share. Amount represents effect of Class B shares outstanding and unvested equity awards in the calculation of diluted earnings per common share.

Combined Company Adjusted Operating Revenues

Management views Operating Revenues as an important financial measure of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results, compared with the same period in the prior year, the Combined Company Operating Revenues are presented excluding revenues from fuel sales to third parties and the impact from the net depreciation of the Australia and Canadian dollars and the Euro relative to the United States dollar. The Combined Company Adjusted Operating Revenues excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, Operating Revenues calculated using amounts in accordance with GAAP. Combined Company Adjusted Operating Revenues may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth a reconciliation of Operating Revenues to the Combined Company Adjusted Operating Revenues described above ($ in millions):

Three Months Ended September 30, 2012	G&W As Reported	RailAmerica As Reported	Eliminations/ Adjustments (a)	Combined Company
Freight revenues	$160.6	$113.0	$(2.2)	$271.5
Non-freight revenues	62.1	42.4	(2.7)	101.8
Total operating revenues	$222.7	$155.4	$(4.9)	$373.3

(a) Includes the elimination of non-freight revenues earned during the three months ended September 30, 2012 by a subsidiary of RailAmerica for work performed for subsidiaries of G&W and reclassifications of certain revenues of RailAmerica to align with G&W's accounting policies.

	Three Months Ended September 30,		Change
	2013	2012	$	%
Combined Company operating revenues	$401.4	$373.3	$28.1
Fuel sales to third parties	—	(1.3)	1.3
FX	—	(9.5)	9.5
Combined Company adjusted operating revenues	$401.4	$362.5	$38.9	10.7%

The following table sets forth a reconciliation of Operating Revenues to the Combined Company Adjusted Operating Freight Revenues described above ($ in millions):

	Three Months Ended September 30,		Change
	2013	2012	$	%
Combined Company freight revenues	$298.9	$271.5	$27.4
FX	—	(7.1)	7.1
Combined Company adjusted freight revenues	$298.9	$264.4	$34.5	13.1%

The following table sets forth a reconciliation of Operating Revenues to the Combined Company Adjusted Operating Non-Freight Revenues described above ($ in millions):

	Three Months Ended September 30,		Change
	2013	2012	$	%
Combined Company non-freight revenues	$102.5	$101.8	$0.7
Fuel sales to third parties	—	(1.3)	1.3
FX	—	(2.4)	2.4
Combined Company adjusted non-freight revenues	$102.5	$98.1	$4.4	4.5%

Adjusted Income from Operations and Adjusted Operating Ratios

Management views Income from Operations, calculated as Operating Revenues less Operating Expenses, and Operating Ratios, calculated as Operating Expenses divided by Operating Revenues, as important measures of G&W's operating performance. Because management believes this information is useful for investors in assessing G&W's financial results compared with the same period in the prior year, the Income from Operations and Operating Ratios for the three months ended September 30, 2013, used to calculate Adjusted Income from Operations and Adjusted Operating Ratios, are presented excluding the adjustment to depreciation and amortization expense related to the six months ended June 30, 2013 for the final allocation of fair values to RailAmerica's assets and liabilities, RailAmerica integration costs, expense associated with the 2011 Edith River derailment, an insurance recovery related to the Edith River derailment and net gain on sale of assets. The Income from Operations and Operating Ratios for the three months ended September 30, 2012, used to calculate Adjusted Income from Operations and Adjusted Operating Ratios, are presented excluding RailAmerica acquisition-related costs, other business/corporate development costs and net gain on sale of assets. The Adjusted Income from Operations and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Income from Operations and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Income from Operations and Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of Income from Operations and Operating Ratios by segment calculated using amounts determined in accordance with GAAP to the Adjusted Income from Operations and Adjusted Operating Ratios by segment described above ($ in millions):

Three Months Ended September 30, 2013	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$319.1	$82.3	$401.4
Operating expenses	242.1	57.6	299.6
Operating income	$77.0	$24.7	$101.7
Operating ratio	75.9%	70.0%	74.7%

Operating expenses	$242.1	$57.6	$299.6
Adjustment to D&A expense for final allocation of fair values to RA's assets and liabilities (6 mos.)	(2.0)	—	(2.0)
RailAmerica integration costs	(2.0)	—	(2.0)
Edith River derailment expense	—	(1.6)	(1.6)
Edith River insurance recovery	—	1.5	1.5
Net gain on sale of assets	0.7	—	0.7
Adjusted operating expenses	$238.7	$57.5	$296.2

Adjusted operating income	$80.4	$24.8	$105.2
Adjusted operating ratio	74.8%	69.8%	73.8%

Three Months Ended September 30, 2012	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$150.3	$72.4	$222.7
Operating expenses	116.8	53.1	169.9
Operating income	$33.6	$19.3	$52.9
Operating ratio	77.7%	73.3%	76.3%

Operating expenses	$116.8	$53.1	$169.9
RailAmerica acquisition-related costs	(5.2)	—	(5.2)
Other business/corporate development costs	$(0.3)	$(0.2)	$(0.6)
Net gain on sale of assets	$1.1	$1.9	$3.0
Adjusted operating expenses	$112.3	$54.8	$167.1

Adjusted operating income	$38.0	$17.6	$55.6
Adjusted operating ratio	74.7%	75.7%	75.0%

Free Cash Flow

Management views Free Cash Flow as an important financial measure of how well G&W is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by G&W. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding net cash used for acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow ($ in millions):

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities from continuing operations	$278.7	$169.5
Net cash used in investing activities from continuing operations	(142.6)	(132.4)
Net cash used for acquisitions	11.3	0.8
Free cash flow	$147.4	$38.0

CONTACT:
Genesee & Wyoming Inc.
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com